                   HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                        HARTFORD, CONNECTICUT 06104-2999
                           (A STOCK INSURANCE COMPANY)
                                 (THE "COMPANY")

                       INDIVIDUAL LIFE OPERATIONS ADDRESS:
                                 P.O. BOX 64582
                         ST. PAUL, MINNESOTA 55164-0582
                        TELEPHONE NUMBER: 1-800-243-5433

Will pay the Death Proceeds to the Beneficiary, upon receipt at Our Individual Life Operations facility in Minneapolis, Minnesota, of due proof of the Insured's death while the Policy was in force.

Signed for the Company

/S/ CHRISTINE HAYER REPASY                 /S/ THOMAS M. MARRA
------------------------------------       ------------------------------------
   Christine Hayer Repasy, SECRETARY       Thomas M. Marra, PRESIDENT

READ YOUR POLICY CAREFULLY
This is a legal contract between You and Us

                             RIGHT TO EXAMINE POLICY

WE WANT YOU TO BE SATISFIED WITH THE POLICY YOU HAVE PURCHASED. WE URGE YOU TO EXAMINE IT CLOSELY. IF, FOR ANY REASON YOU ARE NOT SATISFIED, YOU MAY DELIVER OR MAIL THE POLICY TO US OR TO THE AGENT FROM WHOM IT WAS PURCHASED ANYTIME DURING YOUR FREE LOOK PERIOD. YOUR FREE LOOK PERIOD BEGINS ON THE DAY YOU GET YOUR POLICY AND ENDS TEN DAYS AFTER YOU RECEIVE IT. IN SUCH AN EVENT, THE POLICY WILL BE RESCINDED AND WE WILL PAY AN AMOUNT EQUAL TO THE GREATER OF THE PREMIUMS PAID FOR THE POLICY LESS ANY INDEBTEDNESS OR THE SUM OF: I) THE ACCOUNT VALUE LESS ANY INDEBTEDNESS, ON THE DATE THE RETURNED POLICY IS RECEIVED BY US OR TO THE AGENT FROM WHOM IT WAS PURCHASED; AND, II) ANY DEDUCTIONS UNDER THE POLICY OR CHARGES ASSOCIATED WITH THE SEPARATE ACCOUNT.

          CASH SURRENDER VALUE PAYABLE ON THE SCHEDULED MATURITY DATE,
                      UNLESS EXTENDED BY ELECTION OF OWNER
                   DEATH PROCEEDS PAYABLE AT DEATH OF INSURED
                            ADJUSTABLE DEATH BENEFIT
                       PREMIUMS PAYABLE AS SHOWN ON PAGE 3
                                NON-PARTICIPATING

THE PORTIONS OF THE ACCOUNT VALUES PROVIDED BY THIS CONTRACT THAT ARE IN THE SUB-ACCOUNTS ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT. THEY ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THE AMOUNT OF THE DEATH BENEFIT MAY BE FIXED OR VARIABLE DEPENDING ON THE INVESTMENT EXPERIENCE OF THAT SEPARATE ACCOUNT. THE NO LAPSE GUARANTEE IS SUBJECT TO THE CONDITIONS DESCRIBED ON PAGE 15.

                                FLEXIBLE PREMIUM
                    VARIABLE UNIVERSAL LIFE INSURANCE POLICY


                                                             [THE HARTFORD LOGO]

                                TABLE OF CONTENTS

                                                                           PAGE
Policy Specifications                                                       3

Definitions                                                                 5

Death Benefit                                                               7

Increases and Decreases in Face Amount                                      9

Premiums                                                                    9

Valuation Provisions                                                       11

Account Value, Cash Value and Cash Surrender Value                         11

Transfers                                                                  12

Monthly Deduction Amount                                                   13

Insurance Class Changes                                                    14

Lapse and Policy Grace Period                                              14

Reinstatement                                                              15

Policy Loans                                                               16

Withdrawals                                                                17

Surrenders                                                                 17

Payments By Us                                                             18

Taxation of The Separate Account                                           18

The Contract                                                               18

Ownership and Beneficiary                                                  20

Termination and Maturity Date                                              21

Income Settlement Options                                                  22

Any Riders follow page                                                     23

                              POLICY SPECIFICATIONS

--------------------------------------------------------------------------------
                             BASE POLICY INFORMATION
--------------------------------------------------------------------------------

POLICY:                                                       FLEXIBLE PREMIUM VARIABLE
                                                              UNIVERSAL LIFE

POLICY NUMBER:                                                [VL00001]
INSURED:                                                      [JOHN DOE]
ISSUE AGE/SEX:                                                [35, MALE]
INSURANCE CLASS:                                              [PREFERRED/NON-NICOTINE]


OWNER:                                                        [JOHN DOE]
BENEFICIARY:                                                  [JANE DOE]


INITIAL PLANNED PREMIUM:                                      [$1,000.00]
PAYMENT FREQUENCY:                                            [ANNUAL]


INITIAL FACE AMOUNT:                                          [$100,000]
DEATH BENEFIT OPTION:                                         [A (LEVEL OPTION)]
DEATH BENEFIT OPTION C LIMIT:                                 [NOT APPLICABLE]


NO LAPSE GUARANTEE PERIOD:                                    [OCTOBER 1, 2003 - SEPTEMBER 30, 2012]
MONTHLY NO LAPSE
GUARANTEE PREMIUM:                                            [$58.25]

POLICY DATE:                                                  [JANUARY 1, 2003]
DATE OF ISSUE:                                                [JANUARY 1, 2003]
SCHEDULED MATURITY DATE:                                      [JANUARY 1, 2068]*

ANNUAL FIXED ACCOUNT
MINIMUM CREDITED RATE:                                        3.00%
SEPARATE ACCOUNT:                                             [VARIABLE LIFE I]
INITIAL PREMIUM ALLOCATION:                                   [HARTFORD MONEY MARKET HLS FUND]

* IT IS POSSIBLE THAT COVERAGE WILL EXPIRE PRIOR TO THE SCHEDULED MATURITY DATE SHOWN WHERE PREMIUMS AND INVESTMENT EXPERIENCE ARE INSUFFICIENT TO CONTINUE COVERAGE TO SUCH DATE. COVERAGE MAY ALSO BE AFFECTED BY CHANGES IN THE MONTHLY DEDUCTION AMOUNT.

POLICY NUMBER:             VL0000001

                              POLICY SPECIFICATIONS

                                 POLICY CHARGES

--------------------------------------------------------------------------------
                        DEDUCTIONS FROM PREMIUM PAYMENTS
--------------------------------------------------------------------------------

     TYPE OF CHARGE
                                                     PERCENT OF
     MAXIMUM SALES CHARGES:                          PREMIUMS PAID
     ----------------------                          -------------
     POLICY YEARS
     1-20                                            8.00%
     21+                                             6.00%

     TAX CHARGE:
     -----------
     ALL POLICY YEARS                                [1.75%]*

THE TAX PERCENTAGE RATE DEPENDS UPON THE RATE ASSESSED BY YOUR STATE OR MUNICIPALITY. IF YOUR STATE OR MUNICIPALITY CHANGES, OR IF YOUR STATE OR MUNICIPALITY CHANGES ITS TAX RATE, THE TAX RATE WILL CHANGE TO EQUAL THAT NEW RATE.

--------------------------------------------------------------------------------
                      MAXIMUM DEDUCTIONS FROM ACCOUNT VALUE
--------------------------------------------------------------------------------

     TYPE OF                                              POLICY                  CHARGE OR
     CHARGE                                               YEARS                   PERCENT OF VALUE
     ------                                               -----                   ----------------
     MONTHLY ADMINISTRATIVE                                 ALL                   $10.00 PER MONTH
     CHARGE

     MONTHLY PER $1,000 RATE                                1-7                   [0.1449] PER MONTH PER $1,000 OF INITIAL
                                                                                  FACE AMOUNT.

                                                            8+                    0

     MORTALITY AND EXPENSE                                  1-10                  [0.0625%] PER MONTH (0.75% PER
     RISK RATE                                                                    YEAR) OF THE ACCUMULATED
                                                                                  VALUE IN THE SUB-ACCOUNTS.

                                                            11-20                 [0.0417%] PER MONTH (0.50% PER
                                                                                  YEAR) OF THE ACCUMULATED
                                                                                  VALUES IN THE SUB-ACCOUNTS.

                                                            21+                   0

                                       3A

POLICY NUMBER:             VL0000001

                              POLICY SPECIFICATIONS
                                 POLICY CHARGES

--------------------------------------------------------------------------------
                             MAXIMUM TRANSFER CHARGE
--------------------------------------------------------------------------------

ALL POLICY YEARS            $00.00 FOR THE FIRST TRANSFER IN ANY CALENDAR MONTH.

ALL POLICY YEARS            $25.00 PER TRANSFER IN EXCESS OF ONE PER CALENDAR MONTH.


--------------------------------------------------------------------------------
                            MAXIMUM SURRENDER CHARGES
--------------------------------------------------------------------------------

POLICY                SURRENDER                POLICY               SURRENDER
  YEAR                 CHARGE                   YEAR                 CHARGE
        [1              825.00                  6                    300.00
         2              788.00                  7                    225.00
         3              750.00                  8                    150.00
         4              450.00                  9                     75.00
         5              375.00                 10                      0.00]

                                       3B

POLICY NUMBER:             VL0000001

                              POLICY SPECIFICATIONS

--------------------------------------------------------------------------------
                         SCHEDULED FACE AMOUNT INCREASES
--------------------------------------------------------------------------------

                      DATE OF INCREASE                SCHEDULED INCREASE AMOUNT
                      ----------------                -------------------------
                      [JANUARY 1, 2004                        $75,000
                      JANUARY 1, 2005                         $75,000
                      JANUARY 1, 2006                         $75,000
                      JANUARY 1, 2007                         $75,000]

                                       3C

POLICY NUMBER:             VL0000001

                              POLICY SPECIFICATIONS

--------------------------------------------------------------------------------
                   TABLE OF MINIMUM DEATH BENEFIT PERCENTAGES
             AND MONTHLY MAXIMUM COST OF INSURANCE RATES PER $1,000
--------------------------------------------------------------------------------

                       MINIMUM                MAXIMUM COST                              MINIMUM            MAXIMUM COST
ATTAINED            DEATH BENEFIT             OF INSURANCE        ATTAINED           DEATH BENEFIT         OF INSURANCE
   AGE               PERCENTAGES                   RATE             AGE              PERCENTAGES               RATE

     35               [ 250.00                   0.020200            68                 117.00                2.493333

     36                 250.00                   0.025300            69                 116.00                2.748333

     37                 250.00                   0.033500            70                 115.00                3.036667

     38                 250.00                   0.039200            71                 113.00                3.365833

     39                 250.00                   0.044000            72                 111.00                3.745833


     40                 250.00                   0.048700            73                 109.00                4.175833

     41                 243.00                   0.054500            74                 107.00                4.648333

     42                 236.00                   0.061200            75                 105.00                5.153333

     43                 229.00                   0.068300            76                 105.00                5.686667

     44                 222.00                   0.076200            77                 105.00                6.244167


     45                 215.00                   0.287500            78                 105.00                6.829167

     46                 209.00                   0.310833            79                 105.00                7.460000

     47                 203.00                   0.335833            80                 105.00                8.156667

     48                 197.00                   0.363333            81                 105.00                8.937500

     49                 191.00                   0.393333            82                 105.00                9.818333


     50                 185.00                   0.427500            83                 105.00               10.795000

     51                 178.00                   0.466667            84                 105.00               11.848333

     52                 171.00                   0.511667            85                 105.00               12.954167

     53                 164.00                   0.563333            86                 105.00               14.098333

     54                 157.00                   0.620833            87                 105.00               15.263333


     55                 150.00                   0.685000            88                 105.00               16.444167

     56                 146.00                   0.755000            89                 105.00               17.657500

     57                 142.00                   0.829167            90                 105.00               18.920833

     58                 138.00                   0.911667            91                 104.00               20.263333

     59                 134.00                   1.004167            92                 103.00               21.735000


     60                 130.00                   1.107500            93                 102.00               23.479167

     61                 128.00                   1.222500            94                 101.00               25.819167

     62                 126.00                   1.355000            95                 100.00               29.321667

     63                 124.00                   1.505000            96                 100.00               35.082500

     64                 122.00                   1.671667            97                 100.00               45.083333


     65                 120.00                   1.854167            98                 100.00               62.095833

     66                 119.00                   2.051667            99                 100.00               83.333333

     67                 118.00                   2.263333


THE MINIMUM DEATH BENEFIT PERCENTAGES ARE DETERMINED TO COMPLY WITH SECTION 7702 OF THE INTERNAL REVENUE CODE. THE MAXIMUM COST OF INSURANCE RATES DO NOT EXCEED THE COST OF INSURANCE RATES BASED ON THE 1980 COMMISSIONERS STANDARD ORDINARY, MALE OR FEMALE, SMOKER OR NONSMOKER MORTALITY TABLE, AGE LAST BIRTHDAY ADJUSTED FOR ANY SPECIAL CLASS RATING.

                                       3D

POLICY NUMBER:                   VL0000001

                              POLICY SPECIFICATIONS

--------------------------------------------------------------------------------
                         ADDITIONAL BENEFITS AND RIDERS
--------------------------------------------------------------------------------

ENHANCED NO LAPSE GUARANTEE RIDER

                  INSURED:                                [JOHN DOE]
                  ISSUE AGE/SEX:                          [35/MALE]
                  INSURANCE CLASS:                        [PREFERRED/NON-NICOTINE]
                  MONTHLY RIDER CHARGE:                   [$1.00]
                  MONTHLY NO LAPSE
                  GUARANTEE PREMIUM                       [38.27]
                  RIDER CHARGE TERMINATION DATE           [DECEMBER 31, 2022]
                  DATE OF ISSUE:                          [JANUARY 1, 2003]
                  RIDER EFFECTIVE DATE:                   [JANUARY 1, 2003]
                  SCHEDULED RIDER
                  TERMINATION DATE:                       [DECEMBER 31, 2022]

LIFETIME NO LAPSE GUARANTEE RIDER

                  INSURED:                                [JOHN DOE]
                  ISSUE AGE/SEX:                          [35/MALE]
                  INSURANCE CLASS:                        [PREFERRED/NON-NICOTINE]
                  MONTHLY RIDER CHARGE:                   [$1.00]
                  MONTHLY NO LAPSE
                  GUARANTEE PREMIUM                       [95.64]
                  RIDER CHARGE TERMINATION DATE           [DECEMBER 31, 2022]
                  DATE OF ISSUE:                          [JANUARY 1, 2003]
                  RIDER EFFECTIVE DATE:                   [JANUARY 1, 2003]
                  SCHEDULED RIDER
                  TERMINATION DATE:                       [DECEMBER 31, 2067]*


     *IT IS POSSIBLE THAT THE LIFETIME NO LAPSE GUARANTEE RIDER WILL TERMINATE PRIOR TO THE SCHEDULED RIDER TERMINATION DATE SHOWN IF CERTAIN CONDITIONS ARE NOT MET. FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE RIDER.

DEFINITIONS

The definitions in this section apply to the following words and phrases whenever and wherever they appear in the Policy.

ACCOUNT VALUE: the total of all amounts in the Fixed Account, Loan Account and Sub-Accounts.

ACCUMULATION UNIT: an accounting unit used to calculate the value of a Sub-Account.

ATTAINED AGE: the Insured's Issue Age plus the Policy Year minus one.

CASH SURRENDER VALUE: the Cash Value less all Indebtedness.

CASH VALUE: the Account Value less any applicable Surrender Charges.

COMPANY, WE, US, OUR: the Company referred to on the first page of the Policy.

CUMULATIVE NO LAPSE GUARANTEE PREMIUM: the premium required to maintain the No Lapse Guarantee. On the Policy Date, the Cumulative No Lapse Guarantee Premium is the Monthly No Lapse Guarantee Premium shown on Page 3. On each Monthly Activity Date thereafter, the Cumulative No Lapse Guarantee Premium is: (a) the Cumulative No Lapse Guarantee Premium on the previous Monthly Activity Date; plus (b) the current Monthly No Lapse Guarantee Premium.

DATE OF ISSUE: the date shown on Page 3 from which Suicide and Incontestability provisions are measured. The date may be different from the Policy Date.

DEATH BENEFIT: the amount used to calculate the Death Proceeds. The Death Benefit on the Policy Date is determined by the Death Benefit Option You select on Your application. Thereafter, it may change in accordance with the terms of the Death Benefit Option provision, the Minimum Death Benefit provision and any additional benefits provided by riders attached to this Policy.

DEATH BENEFIT OPTION: the Death Benefit Option in effect determines how the Death Benefit is calculated. The Death Benefit Options provided are described in the Death Benefit section.

DEATH PROCEEDS: the amount which We will pay on the death of the Insured.

DOLLAR COST AVERAGING: systematic transfers from one account to any other available account.

DUE PROOF OF DEATH: a certified death certificate, an order of a court of competent jurisdiction, or any other proof acceptable to Us.

FACE AMOUNT: an amount We use to determine the Death Benefit. On the Policy Date, the Face Amount equals the Initial Face Amount shown on Page 3. Thereafter, it may change in accordance with the terms of the Increases and Decreases in the Face Amount provision, the Death Benefit Option Changes provision, the Withdrawals provision and the Scheduled Maturity Date provision.

FIXED ACCOUNT: part of the Company's General Account to which all or a portion of the Account Value may be allocated.

FUNDS: the registered open-end management companies in which assets of the Separate Account may be invested.

GENERAL ACCOUNT: all Company assets other than those allocated to Separate Accounts.

IN WRITING: in a written form satisfactory to Us.

DEFINITIONS
(CONTINUED)

INDEBTEDNESS: all loans taken on the Policy, plus any interest due or accrued minus any loan repayments.

INTERNAL REVENUE CODE: the Internal Revenue Code of 1986, as amended.

ISSUE AGE: as of the Policy Date, an Insured's age on his/her last birthday.

LOAN ACCOUNT: an account established for any amounts transferred from the Fixed Account and Sub-Accounts as a result of loans. The amounts in the Loan Account are credited with interest and are not subject to the investment experience of any Sub-Accounts.

MONTHLY ACTIVITY DATE: the Policy Date and the same date in each succeeding month as the Policy Date. However, whenever the Monthly Activity Date falls on a date other than a Valuation Day, the Monthly Activity Date will be deemed to be the next Valuation Day.

NET PREMIUM: the amount of premium credited to the Account Value. It is the premium paid minus the deductions from premium shown on Page 3A.

PLANNED PREMIUM: the amount that the Owner intends to pay. The Initial Planned Premium is shown on Page 3.

POLICY ANNIVERSARY: an anniversary of the Policy Date.

POLICY DATE: the date shown on Page 3 from which Policy Anniversaries and Policy Years are determined. This is the date the Policy goes into effect.

POLICY YEARS: years as measured from the Policy Date.

PRO RATA BASIS: an allocation method based on the proportion of the Account Value in the Fixed Account and each Sub-Account.

SCHEDULED MATURITY DATE: the date shown on Page 3, on which the Policy will mature, in accordance with the Termination and Maturity Date provision.

SEPARATE ACCOUNT: an account, as specified on Page 3, which has been established by Us to separate the assets funding the variable benefits, for the class of contracts to which the Policy belongs, from the other assets of the Company.

SUB-ACCOUNTS: the subdivisions of the Separate Account.

SURRENDER CHARGE: a charge that may be assessed if You surrender the Policy.

VALUATION DAY: the date on which a Sub-Account is valued. This occurs every day We are open and the New York Stock Exchange is open for trading.

VALUATION PERIOD: the period of time between the close of business on successive Valuation Days.

YOU, YOUR: the Owner of the Policy.

DEATH BENEFIT

GENERAL

Upon receipt of due proof of the Insured's death, We will pay the Death Proceeds to the Beneficiary.

DEATH PROCEEDS

Death Proceeds equal the Death Benefit described below less Indebtedness and less any due and unpaid Monthly Deduction Amounts occurring during a Policy Grace Period.

However, if the Insured dies after We receive a request In Writing from You to surrender the Policy, the Cash Surrender Value will be paid in lieu of the Death Proceeds.

The Death Benefit is the greater of: (a) the Death Benefit provided by the Death Benefit Option chosen; and (b) the Minimum Death Benefit described on the next page.

DEATH BENEFIT OPTIONS

You have four Death Benefit Options available. Options A, B and C are available at issue. Option D is not available at issue, however, you may change from Option B to Option D.

1.   Under Option A (Level Option), the Death Benefit is the current Face
     Amount.

2. Under Option B (Return of Account Value Option), the Death Benefit is the current Face Amount, plus the Account Value on the date We receive due proof of the Insured's death.

3. Under Option C (Return of Premium Option), the Death Benefit is the current Face Amount, plus the lesser of:

     (a)  the sum of the premiums paid less withdrawals; or

     (b)  the Death Benefit Option C Limit shown on Page 3;

4. Under Option D (Decreasing Option) the Death Benefit is the current Face Amount, plus the lesser of:

     (a) the Account Value on the date We receive due proof of the Insured's death; or

     (b) the Option Adjustment Amount. On the date You change Your Death Benefit from Option B (Return of Account Value) to Option D (Decreasing Option), the Option Adjustment Amount is the Account Value on the date of the change. Thereafter, the Option Adjustment Amount will be reduced by any Withdrawals. Refer to the Withdrawals provision for more information.

Any Monthly Deduction Amounts taken after the date of the Insured's death and before We receive Due Proof of Death will be added to Your Account Value for purposes of determining Your Death Proceeds.

DEATH BENEFIT
(CONTINUED)

DEATH BENEFIT OPTION CHANGES

You may change Your Death Benefit Option, subject to the conditions described here. You must notify Us In Writing or in a manner satisfactory to Us of the change. Such change will be effective on the Monthly Activity Date following the date We receive the request and the conditions are met.

The following changes are allowed with no evidence of insurability required:

You may change Option A (Level Option) to Option B (Return of Account Value Option). If you do, the Face Amount will become that amount available as a Death Benefit immediately prior to the option change, decreased by the then current Account Value.

You may change from Option B (Return of Account Value Option) to Option D (Decreasing Option). The Option D Death Benefit is the current Face Amount increased by the lesser of:

(a)  the Account Value on the date We receive Due Proof of Death of the Insured;
     or

(b)  the Option Adjustment Amount.

You may change Option C (Return of Premium Option) to Option A (Level Option). If You do, the Face Amount will become that amount available as a Death Benefit immediately prior to the option change.

In addition, You may change from Option B (Return of Account Value Option) to Option A (Level Option). However, if this change would result in a Face Amount that exceeds our guidelines and limitations that may be in effect, You must provide evidence of insurability satisfactory to Us. If You do, the Face Amount will become the Face Amount immediately prior to the option change increased by the Account Value on the date of the option change.

MINIMUM DEATH BENEFIT

For policies that meet the definition of life insurance under the Guideline Premium/Cash Value Corridor Test prescribed by the Internal Revenue Code, We will automatically increase the Death Benefit so that it will never be less than the Account Value multiplied by the Minimum Death Benefit Percentage for the then current Policy Year.

For policies that meet the definition of life insurance under the Cash Value Accumulation Test prescribed by the Internal Revenue Code, We will automatically increase the Death Benefit so that it will never be less than the Account Value minus the present value of charges for qualified additional benefit riders (as defined by the Internal Revenue Code), multiplied by the Minimum Death Benefit Percentage for the then current Policy Year.

To the extent this increase in the Death Benefit would result in an amount at risk that exceeds Our guidelines and limitations that may be in effect, We reserve the right to:

(a) distribute to You a portion of the Cash Surrender Value sufficient to continue to qualify the Policy as life insurance and such that the amount at risk does not exceed our guidelines and limitations in effect; or

(b)  require evidence of insurability satisfactory to Us.

The Minimum Death Benefit is determined by using the Account Value on the date We receive Due Proof of the Insured's death. Any Monthly Deduction Amounts taken after the date of the Insured's death and before We receive Due Proof of Death will be added to Your Account Value for purposes of determining Your Death Proceeds.

INCREASES AND
DECREASES IN
FACE AMOUNT

GENERAL

At any time after the first Policy Year, You may make a request In Writing or in a manner satisfactory to Us to change the Face Amount. The minimum amount by which the Face Amount can be increased or decreased is based on Our rules then in effect.

We reserve the right to limit You to one increase or decrease in any 12 month period.

SCHEDULED INCREASES IN FACE AMOUNT

We will increase the Face Amount automatically by the amounts shown on Page 3C. These scheduled increases will continue until You request to discontinue the increases or until You request to decrease the Face Amount of Your Policy. Decreases in the Face Amount as a result of a withdrawal or a Death Benefit Option Change will not affect Your future scheduled increases.

UNSCHEDULED INCREASES IN FACE AMOUNT

All requests to increase the Face Amount must be applied for on a new application and accompanied by the Policy. All requests will be subject to evidence of insurability satisfactory to Us. Any increase approved by Us will be effective on the Monthly Activity Date shown on the new Policy Specifications Page, provided that the Monthly Deduction Amount for the first month after the effective date of the increase is made. Any unscheduled increase will be subject to additional Monthly Per $1,000 Charges, additional Cost of Insurance Charges and additional Surrender Charges, all of which are based on the Attained Age of the Insured at the time of the increase. We will send You additional Policy Specification Pages describing these charges.

DECREASES IN FACE AMOUNT

A decrease in the Face Amount will be effective on the Monthly Activity Date following the date We receive Your request. The remaining Face Amount must not be less than Our minimum rules then in effect. If there have been any Face Amount increases, decreases will be taken in the reverse order from which the increases were applied.

PREMIUMS

GENERAL

No insurance is effective until the Policy is delivered, all answers in the application continue to be true and complete at the time of delivery and We receive premiums sufficient to cover the Monthly Deduction Amount on the Policy Date. After the first premium has been paid, subsequent premiums can be paid at any time.

Checks must be made payable to the Company shown on the first page of the Policy.

Checks may be sent to either:

(a)  Us at the address shown on the premium notice; or

(b) Our authorized agent in exchange for a receipt signed by Our President or Secretary and countersigned by such agent.

We will apply any amount received under the Policy as a premium unless it is clearly marked otherwise. The premium will be applied on the date We receive it at the address shown on the premium notice.

PREMIUMS
(CONTINUED)

PLANNED PREMIUM PAYMENTS

We will send You a premium notice for the Planned Premium payment. The notices may be sent at 12, 6, or 3 month intervals. The Initial Planned Premium payment and payment frequency You selected are shown on Page 3. You may change the Planned Premium payment shown on the premium notices subject to Our premium limitations.

FLEXIBLE PREMIUMS

After the first premium has been paid, Your subsequent premium payments are flexible. The actual amount and frequency of payment will affect the Account Value and could affect the amount and duration of insurance provided by the Policy. You may pay additional premiums at any time, prior to the Scheduled Maturity Date, subject to Our Premium Limitations.

PREMIUM LIMITATIONS

You may pay premiums at any time, prior to the Scheduled Maturity Date, subject to the following limitations:

(a) The minimum premium that We will accept is $50 or the amount required to keep the Policy in force.

(b) If premiums are received which would cause the Policy to fail to meet the definition of a life insurance contract in accordance with the Internal Revenue Code, We reserve the right to refund the excess premium payments. Such refunds and interest thereon will be made within 60 days after the end of a Policy Year.

(c) We reserve the right to require evidence of insurability for any premium payment that results in an increase in the Death Benefit greater than the amount of the premium.

(d)  Any premium received in excess of $1,000,000 is subject to Our approval.

INITIAL PREMIUM ALLOCATION

The initial Net Premium and any additional Net Premiums received by Us prior to the end of the free look period as described in the Right to Examine Policy Provision, will be allocated as shown on Page 3 on the later of:

(a)  the Policy Date; and

(b)  the date We receive the premium.

The accumulated values of these amounts will then be allocated to the Fixed Account and Sub-Accounts according to the premium allocation You specified in the application on the later of:

(a)  the end of the free look period; or

(b)  the date We receive the final requirement to put the Policy in force.

SUBSEQUENT PREMIUM ALLOCATIONS

You may change how Your premiums are allocated by notifying Us In Writing or in a manner satisfactory to Us. Subsequent Net Premiums will be allocated to the Fixed Account and Sub-Accounts according to Your most recent instructions as long as:

(a)  the total number of active Sub-Accounts does not exceed nine; and

(b)  the percentage You allocate to each Sub-Account is in whole percentages.

If We receive a premium with a premium allocation instruction that does not comply with the above rules, We will allocate the Net Premium on a Pro Rata Basis.

VALUATION
PROVISIONS

SUB-ACCOUNT ACCUMULATION UNITS

Amounts allocated to each Sub-Account increase the number of Accumulation Units in each Sub-Account. The number of Accumulation Units added to each Sub-Account is determined by dividing the amount allocated to the Sub-Account by the dollar value of one Accumulation Unit for such Sub-Account.

Amounts taken from each Sub-Account decrease the number of Accumulation Units in each Sub-Account. The number of Accumulation Units subtracted from each Sub-Account is determined by dividing the amount taken from the Sub-Account by the dollar value of one Accumulation Unit for such Sub-Account.

The number of Your Accumulation Units will not be affected by any subsequent change in the value of the units. The Accumulation Unit Values in each Sub-Account may increase or decrease daily as described below.

SUB-ACCOUNT ACCUMULATION UNIT VALUE

The Accumulation Unit Value for each Sub-Account will vary to reflect the investment experience of the applicable Fund and will be determined on each Valuation Day by multiplying the Accumulation Unit Value of the particular Sub-Account on the preceding Valuation Day by a Net Investment Factor for that Sub-Account for the Valuation Period then ended. The Net Investment Factor for each of the Sub-Accounts is equal to the net asset value per share of the corresponding Fund at the end of the Valuation Period (plus the per share amount of any dividend or capital gain distributions paid by that Fund in the Valuation Period then ended) divided by the net asset value per share of the corresponding Fund at the beginning of the Valuation Period.

EMERGENCY PROCEDURE

If the New York Stock Exchange is closed (except for holidays or weekends) or trading is restricted due to an existing emergency as defined by the Securities and Exchange Commission so that We cannot value the Sub-Accounts, We may postpone all transactions which require valuation of the Sub-Accounts until valuation is possible. Any provision of the Policy which specifies a Valuation Day will be superseded by the emergency procedure.

FIXED ACCOUNT

We will credit interest to amounts in the Fixed Account on a monthly basis at rates We determine. The Annual Fixed Account Minimum Credited Rate is shown on Page 3. The interest credited will reflect the timing of amounts added to or withdrawn from the Fixed Account.

ACCOUNT VALUE,
CASH VALUE
AND CASH
SURRENDER VALUE

ACCOUNT VALUE

Your Account Value on the Policy Date equals the initial Net Premium less the Monthly Deduction Amount for the first policy month.

On each subsequent Monthly Activity Date, Your Account Value equals:

(a)  the sum of Your Accumulated Value in the Fixed Account and Sub-Accounts;
     plus

(b)  the value of Your Loan Account, if any; minus,

(c)  the appropriate Monthly Deduction Amount.

On each Valuation Day (other than a Monthly Activity Date), Your Account Value equals:

(a)  the sum of Your Accumulated Value in the Fixed Account and Sub-Accounts;
     plus

(b)  the value of Your Loan Account, if any.

ACCOUNT VALUE,
CASH VALUE
AND CASH
SURRENDER VALUE
(CONTINUED)

ACCUMULATED VALUE - FIXED ACCOUNT

Your Accumulated Value in the Fixed Account equals:

(a)  the Net Premiums allocated to it; plus

(b)  amounts transferred to it from the Sub-Accounts or the Loan Account; plus

(c)  interest credited to it; minus

(d)  amounts transferred out of it to the Sub-Accounts or the Loan Account;
     minus

(e)  any transfer charges; minus

(f)  any Monthly Deduction Amounts taken from it; minus

(g)  any withdrawals taken from it.

ACCUMULATED VALUE - SUB-ACCOUNTS

Your Accumulated Value in any Sub-Account equals:

(a) the number of Your Accumulation Units in that Sub-Account on the Valuation Day; multiplied by

(b)  that Sub-Account's Accumulation Unit Value on the Valuation Day.

The number of Accumulation Units in any Sub-Account is increased when:

(a)  Net Premiums are allocated to it; or

(b) amounts are transferred to it from other Sub-Accounts, the Fixed Account or the Loan Account.

The number of Accumulation Units in any Sub-Account is decreased when:

(a) amounts are transferred out of it to other Sub-Accounts, the Fixed Account or the Loan Account; or

(b)  any transfer charges are taken from it; or

(c)  any Monthly Deduction Amounts are taken from it; or

(d)  any withdrawals are taken from it.

CASH VALUE

Your Cash Value is equal to the Account Value less any applicable Surrender Charges. The Surrender Charges and the Policy Years during which they will be applied are shown on Page 3B.

CASH SURRENDER VALUE

Your Cash Surrender Value is equal to Your Cash Value minus the Indebtedness, if any.

TRANSFERS

AMOUNT AND FREQUENCY OF TRANSFERS

Upon request and as long as the Policy is in effect, You may transfer amounts among the Fixed Account and Sub-Accounts.


We reserve the right to limit the size of transfers and remaining balances, and to limit the number and frequency of transfers.

DOLLAR COST AVERAGING

From time to time, We may offer, and if so, You may enroll in a Dollar Cost Averaging program. You may obtain information on the available programs from Us at any time.

You may terminate participation in the program at any time by calling or writing Us. In such an event, any non-transferred balances will be allocated to the other accounts according to Your instructions.

TRANSFERS
(CONTINUED)

RESTRICTIONS ON TRANSFERS FROM THE FIXED ACCOUNT

You are limited as to the timing and the amounts that can be transferred from the Fixed Account to the Sub-Accounts (other than those allowed under a Dollar Cost Averaging program). The limits are as follows:

(a) the transfer must occur during the 30 day period following each Policy Anniversary; and

(b) the maximum amount transferred in any Policy Year will be the greater of $1,000 or 25% of the Accumulated Value in the Fixed Account on the date of transfer.

(c) No transfers will be allowed if You have reached the Scheduled Maturity Date and have elected to continue coverage under Option 1 of the Scheduled Maturity Date provision.

TRANSFER CHARGE

After a transfer has occurred, the Transfer Charge, as specified on Page 3B, if any, will be deducted on a Pro Rata Basis.

MONTHLY
DEDUCTION

GENERAL

On each Monthly Activity Date, We will deduct an amount from Your Account Value to pay Us for providing the benefits of the Policy. This amount is called the Monthly Deduction Amount. On each Policy Anniversary We will determine the rates used to calculate the Monthly Deduction Amount for that Policy Year. These rates will not exceed the maximum rates shown on the Policy Specification Pages. Actual rates will be determined based on our future expectations of such factors as mortality, expenses, interest, persistency and taxes. Any change we make will be on a uniform basis for Insureds of the same Issue Age, Sex, Insurance class, Initial Face Amount, and the length of time coverages have been in-force. The Monthly Deduction Amount equals:

(a)  the Cost of Insurance Charge; plus

(b)  the Monthly Administrative Charge; plus

(c)  the Monthly Per $1,000 Charge; plus

(d)  the Mortality and Expense Risk Charge; plus

(e)  the charges for additional benefits provided by rider, if any.

The Monthly Deduction Amount will be taken on a Pro Rata Basis from the Fixed Account and Sub-Accounts on each Monthly Activity Date. You may request In Writing or in a manner satisfactory to Us to have monthly deductions taken from specific Sub-Accounts and/or the Fixed Account. If any of Your specified choices has insufficient value to cover its portion of the Monthly Deduction Amount, the entire Monthly Deduction Amount will be taken on a Pro Rata Basis. The Monthly Deduction Amount will be taken on each Monthly Activity Date.

COST OF INSURANCE CHARGE

The total Cost of Insurance Charge for any Monthly Activity Date is equal to:

(a)  the applicable cost of insurance rates per $1,000; multiplied by

(b)  the applicable amounts at risk; divided by

(c)  $1,000.

On any Monthly Activity Date, the amount at risk equals the Death Benefit less the Account Value on that date prior to assessing the Monthly Deduction Amount. If there have been any Face Amount increases, the amount at risk will be applied to Face Increases in the reverse order from which they were applied.

MONTHLY
DEDUCTION
(CONTINUED)

MONTHLY PER $1,000 CHARGE

The total Monthly Per $1,000 Charge is equal to:

(i)  the applicable Monthly Per $1,000 Rates; multiplied by

(ii) the applicable Face Amounts; divided by

(iii) $1,000.

MORTALITY AND EXPENSE RISK CHARGE

The Mortality and Expense Risk Charge for any Monthly Activity Date is equal to:

(i)  the monthly Mortality and Expense Risk Rate; multiplied by

(ii) the sum of Your accumulated values in the Sub-Accounts on the Monthly Activity Date, prior to assessing the Monthly Deduction Amount.

INSURANCE CLASS
CHANGES

GENERAL

Based on Our administrative rules in effect and upon providing satisfactory evidence to Us, You may request to change the insurance class to a more favorable class. Only future cost of insurance rates will be based on the more favorable class and all other contract terms and provisions will remain as established at issue. No change in insurance class or cost will occur on account of deterioration of the Insured's health. Any decrease in cost of insurance rates for which evidence of insurability was obtained cannot be revoked after the decrease has been in force, during the Insured's lifetime, for two years from the effective date of the decrease. Revocation will occur if the evidence of insurability contained inaccurate information which, had We known it was inaccurate at the time of the class change, would have caused Us to not approve the change.

If We revoke an insurance class change, Your Account Value will be reduced. The amount of the reduction will equal the additional Cost of Insurance Charges that would have been deducted from Your Account Value, based on the original insurance class, from the time of the change until the time of the revocation.

LAPSE AND POLICY
GRACE PERIOD

POLICY DEFAULT

The Policy will go into default on any Monthly Activity Date on which the Account Value less Indebtedness is not sufficient to cover the Monthly Deduction Amount and the No Lapse Guarantee is not available.

If the Policy goes into default, We will send You a lapse notice warning You that the Policy is in danger of terminating. This notice will be mailed at least 30 days prior to termination of coverage. It will be mailed both to You and to any assignee of record, at the last known address(es). This lapse notice will tell You the minimum premium required to keep the Policy from terminating. This minimum premium will never be greater than an amount which results in a Cash Surrender Value equal to the current Monthly Deduction Amount plus the next two Monthly Deduction Amounts as of the date Your Policy goes into default.

We will keep the Policy inforce for the 61-day period following the date Your Policy goes into default. We call that period the Policy Grace Period. However, if We have not received the required premiums (specified in Your lapse notice) by the end of the Policy Grace Period, the Policy will terminate.

If the Insured dies during the Policy Grace Period, We will pay the Death Proceeds.

LAPSE AND POLICY
GRACE PERIOD
(CONTINUED)

NO LAPSE GUARANTEE

A No Lapse Guarantee is available as long as the Policy is in the No Lapse Guarantee Period; and the cumulative premiums paid into the Policy, less Indebtedness and less withdrawals from the Policy, equal or exceed the Cumulative No Lapse Guarantee Premium.

The No Lapse Guarantee Period is shown on Page 3.

While the No Lapse Guarantee is available, We guarantee that Your Account Value less Indebtedness, will never be less than zero.

NO LAPSE GUARANTEE PREMIUM

The No Lapse Guarantee Premium is shown on Page 3.

If there is any increase or decrease in the Face Amount, or any change in rider coverage or a change in insurance class, a new monthly No Lapse Guarantee Premium will be calculated. We will send You a notice of the new Monthly No Lapse Guarantee Premium, which will be used in calculating the Cumulative No Lapse Guarantee Premium in subsequent months.

REINSTATEMENT

GENERAL

Unless the Policy has been surrendered for its Cash Surrender Value, the Policy may be reinstated, prior to the Scheduled Maturity Date, provided:

(a)  You make Your request In Writing within five years from the Termination
     Date;

(b)  satisfactory evidence of insurability is submitted;

(c)  the Insured is alive on the date of Reinstatement;

(d) any Indebtedness at the time of termination must be repaid or carried over to the reinstated policy; and

(e)  You pay premium equal to or greater than the sum of:

     (i) an amount necessary to cover all Monthly Deduction Amounts that are due and unpaid during the Policy Grace Period; and

     (ii) an amount necessary to keep the Policy in force for 3 months after the date of reinstatement.

The Account Value on the reinstatement date will equal:

(a)  Net Premiums attributable to premiums paid at the time of reinstatement;
     minus

(b) the Monthly Deduction Amounts that were due and unpaid during the Policy Grace Period; plus

(c)  any Indebtedness carried over to the reinstated Policy.

Any Surrender Charge will be based on the duration from the original Policy Date as though the Policy had never lapsed.

POLICY LOANS

GENERAL

At any time while the Policy is in force, You may borrow against the Policy by assigning it as sole security to Us. We may defer granting a loan, except to pay premiums to Us, for the period permitted by law but not more than six months.

LOAN AMOUNTS

Any new loan taken together with any existing Indebtedness may not exceed the Cash Value on the date We grant a loan. The minimum loan amount that We will allow is $500.

Unless You specify otherwise, all loan amounts will be transferred from the Fixed Account and the Sub-Accounts to the Loan Account on a Pro Rata Basis.

TERMINATION DUE TO EXCESSIVE INDEBTEDNESS

The Policy will terminate 61 days from the Monthly Activity Date in which total Indebtedness equals or exceeds the Cash Value. We will send You at Your last known address a written notice of the amount required to keep the Policy from terminating. Such notice will be sent no later than 30 days prior to the date the Policy is scheduled to terminate. If the loan repayment is not made by the end of the 61-day period, the Policy will terminate without value. When the Policy terminates with outstanding Indebtedness, You will be deemed to have received taxable income if the Indebtedness at the time of the termination exceeds Your tax basis in the Policy.

CREDITED INTEREST

Any amounts in the Loan Account will be credited with interest at a rate equal to the Annual Fixed Account Minimum Credited Rate shown on Page 3.

PREFERRED INDEBTEDNESS

If, any time after the 10th Policy Anniversary, the Account Value exceeds the total of all premiums paid since issue, a portion of Your Indebtedness may qualify as preferred. Preferred Indebtedness is charged a lower interest rate than the non-preferred Indebtedness, if any. (Refer to the Interest Charged on Indebtedness provision for details.) The maximum amount of Preferred Indebtedness is the amount by which the Account Value exceeds the total premiums paid and is determined on each Monthly Activity Date.

LOAN REPAYMENTS

All or part of a loan may be repaid at any time that:

(a)  the Policy is in force; and

(b)  the Insured is alive.

However, each repayment must be at least the lesser of $50 or the Indebtedness and clearly identified In Writing or in a manner satisfactory to Us as a loan repayment.

The amount of a loan repayment will be deducted from the Loan Account and will be allocated among the Fixed Account and Sub-Accounts in the same percentage as premiums are allocated.

POLICY LOANS
(CONTINUED)

INTEREST CHARGED ON INDEBTEDNESS

The table below shows the maximum interest rates We will charge on Your Indebtedness.

                                                                      INTEREST RATE CHARGED
                                                                         EQUALS THE FIXED
          DURING POLICY                     PORTION OF                  ACCOUNT MINIMUM
             YEARS                         INDEBTEDNESS                CREDITED RATE PLUS:
---------------------------------  -----------------------------  -------------------------------
              1-10                              All                           2.00%

          11 and later                       Preferred                        0.25%
                                           Non-Preferred                      1.25%


Because the interest charged on Indebtedness may exceed the rate credited to the Loan Account, the Indebtedness may grow faster than the Loan Account. If this happens, any difference between the value of the Loan Account and the Indebtedness will be transferred on each Monthly Activity Date from the Fixed Account and Sub-Accounts to the Loan Account in a manner consistent with the way Monthly Deductions are taken.

WITHDRAWALS

GENERAL

You may request a withdrawal In Writing or in a manner satisfactory to Us. The minimum withdrawal allowed is $500. The maximum withdrawal is the Cash Surrender Value less $1,000. A charge of up to $10 may be assessed for each withdrawal. One withdrawal per calendar month is allowed. Unless specified otherwise the withdrawal will be deducted on a Pro Rata Basis.

If the Death Benefit Option then in effect is Option A (Level Option) or Option C (Return of Premium Option), the Face Amount will be reduced by the amount equal to the reduction in the Account Value resulting from the withdrawal. If the Death Benefit Option then in effect is Option B (Return of Account Value Option), the Face Amount will not be reduced.

If the Death Benefit Option then in effect is Option D (Decreasing Option), the withdrawal will result in a reduction in the Option Adjustment Amount, but the Option Adjustment Amount will not be allowed to become negative. If the Option Adjustment Amount becomes zero, any remaining and/or additional withdrawal amounts will result in a reduction in the Face Amount.

SURRENDERS

GENERAL

While the Policy is in force, You may surrender the Policy to Us. The Policy, and additional benefits provided by rider, are then canceled as of the day We receive Your request In Writing or the date You request the surrender, whichever is later. We will then pay You the Cash Surrender Value as of that date. If, at the time of surrender, the Policy is in its Surrender Charge period a Surrender Charge will be assessed as shown on Page 3B.

PAYMENTS
BY US

GENERAL

We will pay Death Proceeds, Cash Surrender Values, withdrawals and loan amounts attributable to the Sub-Accounts within seven days after We receive all the information satisfactory to Us to process the payment unless:

(a) the New York Stock Exchange is closed on other than customary weekend and holiday closings or trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission (SEC); or

(b) an emergency exists, as determined by the SEC, as a result of which disposal of securities is not reasonably practicable to determine the value of the Sub-Accounts; or

(c) the SEC, by order, permits postponement for the protection of policy owners.

DEFERRAL OF PAYMENTS FROM THE FIXED ACCOUNT

We may defer payment of any Cash Surrender Values, withdrawals and loan amounts which are not attributable to the Sub-Accounts for up to six months from the date of the request. If We defer payment for more than 30 days, We will pay interest at the Annual Fixed Account Minimum Credited Rate.

TAXATION OF THE
SEPARATE ACCOUNT

GENERAL

We do not expect to incur any federal, state or local income tax on the earnings or realized capital gains attributable to the Separate Account. Based upon these expectations, no charge is being made to the Separate Account for federal, state or local income taxes. If We incur income taxes attributable to the Separate Account or determine that such taxes will be incurred, We may assess a charge for taxes against the Policy in the future.

THE CONTRACT

ENTIRE CONTRACT

The Policy, the attached copy of the initial application, any applications for reinstatement, all subsequent applications to change the Policy, any endorsements or riders and all additional policy information sections added to the Policy are the entire contract. The contract is made in consideration of the application and the payment of the initial premium. We will not use any statement to cancel the Policy or to defend a claim under it, unless that statement is contained in an attached written application. All statements in the application will, in the absence of fraud (as determined by a court of competent jurisdiction), be deemed representations and not warranties.

CONTRACT MODIFICATION

The only way this contract may be modified is by a written agreement signed by Our President, or one of Our Vice Presidents, Secretaries or Assistant Secretaries.

FUND MODIFICATION

We reserve the right, subject to any applicable law, to make certain changes, including the right to add, eliminate or substitute any investment options offered under the Policy.

NON-PARTICIPATION

The Policy is non-participating. It does not share in Our surplus earnings, so You will receive no policy dividends under it.

THE CONTRACT
(CONTINUED)

MISSTATEMENT OF AGE AND/OR SEX

If on the date of death:

(a)  the Issue Age of the Insured is understated; or

(b) the sex of the Insured is incorrectly stated such that it resulted in lower Costs of Insurance,

the Death Benefit will be reduced to the Death Benefit that would have been provided by the last Cost of Insurance charge at the correct Issue Age and/or sex.

If on the date of death:

(a)  the Issue Age of the Insured is overstated; or

(b) the sex of the Insured is incorrectly stated such that it resulted in higher Costs of Insurance,

the Death Benefit will be adjusted by the return of all excess Costs of Insurance prior to the date of the Insured's death. Excess Cost of Insurance Charges equal the sum of the following for each Monthly Activity Date:

(a)  the amount at risk on each Monthly Activity Date; multiplied by

(b) the actual Cost of Insurance rate used to determine Monthly Deduction Amounts less the Cost of Insurance rate based on the true age and sex of the Insured;

(c)  divided by 1000.

SUICIDE

If, within two years from the Date of Issue, the Insured dies by suicide, while sane or insane, Our liability will be limited to the premiums paid less Indebtedness and less any withdrawals.

If, within two years from the effective date of any increase in the Face Amount for which evidence of insurability was obtained, the Insured dies by suicide, while sane or insane, Our liability with respect to such increase, will be limited to the Cost of Insurance for the increase.

INCONTESTABILITY

We cannot contest the Policy after it has been in force, during the Insured's lifetime, for two years from its Date of Issue, except for non-payment of premium.

Any increase in the Face Amount for which evidence of insurability was obtained, will be incontestable only after the increase has been in force, during the Insured's lifetime, for two years from the effective date of the increase.

The Policy may not be contested for more than two years after the reinstatement date. Any contest We make after the Policy is reinstated will be limited to the material misrepresentations in the evidence of insurability provided to Us in the request for reinstatement. However, the provision will not affect Our right to contest any statement in the original application or a different reinstatement request which was made during the Insured's lifetime from the Date of Issue of the Policy or a subsequent reinstatement date.

THE CONTRACT
(CONTINUED)

APPEALING DENIAL OF CLAIM

On any denied claim, You or Your representative may appeal to the Company for a full and fair review. You may:

(a) request a review upon written application within 60 days of receipt of a claim denial;

(b)  review pertinent documents; and

(c)  submit issues and comments In Writing.

SEPARATE ACCOUNTS

We will have exclusive and absolute ownership and control of the assets of Our Separate Accounts. The assets of a Fund will be available to cover the liabilities of Our General Account only to the extent that those assets exceed the liabilities of that Separate Account. The assets of a Fund will be valued on each Valuation Day. Our determination of the value of an Accumulation Unit by the method described in the Policy will be conclusive.

CHANGE IN THE OPERATION OF THE SEPARATE ACCOUNT

At Our election and subject to any necessary vote by persons having the right to give instructions on the voting of Fund shares held by the Sub-Accounts, the Separate Account may be operated as a management company under the Investment Company Act of 1940 or any form permitted by law, may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required, or may be combined with one or more Separate Accounts.

VOTING RIGHTS

We will notify You of any Fund shareholder's meetings at which the shares held for Your Sub-Account may be voted. We will also send proxy materials and instructions for You to vote the shares held for Your Sub-Account. We will arrange for the handling and tallying of proxies received from the Owners. We will vote the Fund shares held by Us in accordance with the instructions received from the Owners. You may attend any meeting, where shares held for Your benefit may be voted.

In the event that You give no instructions or leave the manner of voting discretionary, We will vote such shares of the appropriate Fund in the same proportion as shares of that Fund for which instructions have been received. Also, We will vote the Fund shares in this proportionate manner which are held by Us for Our own account.

ANNUAL REPORT

We will send You a report at least once each Policy Year showing:

(a)  the current Account Value, Cash Surrender Value and Face Amount;

(b) the premiums paid, Monthly Deduction Amounts and loans since the last report;

(c)  the amount of any Indebtedness; and

(d) any other information required by the Insurance Department of the state where the Policy was delivered.

OWNERSHIP AND
BENEFICIARY

CHANGE OF OWNER OR BENEFICIARY

The Owner and Beneficiary will be those named in the application until You change them. To change the Owner or Beneficiary, notify Us In Writing while the Insured is alive. After We receive written notice, the change will be effective as of the date You signed such notice, whether or not the Insured is living when We receive it. However, the change will be subject to any payment We made or actions We may have taken before We received the request.

ASSIGNMENT

You may assign the Policy. Until You notify Us In Writing, no assignment will be effective against Us. We are not responsible for the validity of any assignment.

OWNERSHIP AND
BENEFICIARY
(CONTINUED)

OWNER'S RIGHTS

While the Insured is alive and no Beneficiary is irrevocably named, You may:

(a) exercise all the rights and options that the Policy provides or that We permit;

(b)  assign the Policy; and

(c)  agree with Us to any change to the Policy.

NO NAMED BENEFICIARY

If no named Beneficiary survives the Insured, then, unless the Policy provides otherwise:

(a)  You will be the Beneficiary; or

(b)  if You are the Insured, Your estate will be the Beneficiary.

TERMINATION AND
MATURITY DATE

TERMINATION

The Policy will terminate upon the earliest of the following events:

(a) the Scheduled Maturity Date of the Policy unless You request to continue the Policy after such date as described below; or

(b)  the surrender of the Policy; or

(c) the end of the Policy Grace Period during which the amount required is not received; or

(d) the date We receive notification In Writing of the death of the Insured.

SCHEDULED MATURITY DATE

The Scheduled Maturity Date is the last date on which You may elect to pay premium. Unless You elect to continue the Policy beyond this date, the Policy will terminate and any Cash Surrender Value will be paid to You.

If elected, the Policy may continue in force after the Scheduled Maturity Date subject to the following conditions:

(a)  the Policy must be in force on the Scheduled Maturity Date; and

(b) the Owner including any assignee of record must agree In Writing to this continuation and must elect an Option at least 30 days prior to the Scheduled Maturity Date. If no Option is elected, the default is Option 1 below.

If any of the above conditions are not met, the Policy, if still in force, will terminate on the Scheduled Maturity Date.

You may elect either Option 1 or Option 2, which are described below.

OPTION 1 (This option restricts future transfers between the Sub-Accounts and the Fixed Account.) Under Option 1, after the Scheduled Maturity Date:

(a)  the Face Amount will be set equal to the Death Benefit on the Maturity
     Date;

(b)  the Death Benefit Option will be changed to Option A (Level Option);

(c) the Account Value will continue to be valued as described in the Account Value, Cash Value and Cash Surrender Value provision;

(d) policy values will be transferred to the Fixed Account and no further transfers will be allowed;

(e) any loans that are in effect on the Scheduled Maturity Date will continue to accrue interest and become part of any Indebtedness;

(f)  no future Monthly Deduction Amounts will be deducted from Your Account
     Value;

(g)  no further premiums will be accepted;

(h)  loan repayments may be made;

(i) all additional benefits provided by rider will deem to have terminated at the Scheduled Maturity Date; and

(j)  the Policy may terminate due to excessive Indebtedness.

TERMINATION AND
MATURITY DATE
(CONTINUED)

OPTION 2 (This option continues to allow future transfers between the Sub-Accounts and the Fixed Account.) Under Option 2, after the Scheduled Maturity Date:

(a) the Face Amount will be set equal to the Death Benefit minus the Account Value on Maturity Date;

(b) the Death Benefit Option will be changed to Option B (Return of Account Value Option) with no evidence of insurability being required;

(c) the Account Value will continue to be valued as described in the Account Value, Cash Value and Cash Surrender Value provision;

(d) any loans that are in effect on the Scheduled Maturity Date will continue to accrue interest and become part of any Indebtedness;

(e)  no future Monthly Deduction Amounts will be deducted from Your Account
     Value;

(f)  no further premiums will be accepted;

(g)  loan repayments may be made;

(h) all additional benefits provided by rider will deem to have terminated at the Scheduled Maturity Date; and

(i)  the Policy may terminate due to excessive Indebtedness.

INCOME
SETTLEMENT
OPTIONS

AVAILABILITY

All or parts of the proceeds of the Policy may, instead of being paid in one sum, be left with Us under any one or a combination of the following options, subject to Our minimum amount requirements on the date of election.

We will pay interest of at least 2% per year (or higher, if required by state law) on the Death Proceeds from the date We receive notification of the Insured's death to the date payment is made or an Income Settlement Option is elected. These proceeds are then no longer subject to the investment experience of a Separate Account.

If any payee is a corporation, partnership, association, assignee, or fiduciary, an option may be chosen only with Our consent.

DESCRIPTION OF TABLES

The options shown on the next page are based on interest at a guaranteed rate of 2% per year.

EXCESS INTEREST

We may pay or credit excess interest of such amount and in such manner as We determine.

DEATH OF PAYEE

If the payee dies while receiving payments under one of the options on the next page, We will pay the following:

(a)  any principal and accrued interest remaining unpaid under Option 1 or 2;
     and

(b) the value of remaining unpaid guaranteed payments, if any, under Option 3, commuted using interest of 2% per year.

Any such amount will be paid in one sum to the payee's estate.

INCOME
SETTLEMENT
OPTIONS
(CONTINUED)

OTHER OPTIONS

To convert the monthly payments shown in the table for Option 3 to quarterly, semi-annual or annual payments, multiply by the following factors:

                 PAYMENT INTERVAL         FACTOR
                    Quarterly               2.99
                    Semi-annual             5.96
                    Annual                 11.84

Other options may be arranged with Our consent.

OPTION 1 - INTEREST INCOME

Payments of interest at the rate We declare, but not less than 2% per year, on the amount left under this option.

OPTION 2 - INCOME OF FIXED AMOUNT

Equal payments of the amount chosen until the amount left under this option, with interest of not less than 2% per year, is exhausted. The final payment will be for the balance only.

OPTION 3 - INCOME FOR FIXED PERIOD

Payments, determined from the table below, are guaranteed for the number of years chosen. The first payment will be due on the date proceeds are applied under this option.

                  MONTHLY PAYMENTS                             MONTHLY PAYMENTS
NUMBER              PER $1,000 OF             NUMBER             PER $1,000 OF
OF YEARS              PROCEEDS               OF YEARS              PROCEEDS
   1                   $84.08                   10                   $9.17
   2                    42.45                   15                    6.40
   3                    28.58                   20                    5.03
   4                    21.64                   25                    4.21
   5                    17.48                   30                    3.67

                   HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                        HARTFORD, CONNECTICUT 06104-2999
                           (A STOCK INSURANCE COMPANY)
                                 (THE "COMPANY")





                       INDIVIDUAL LIFE OPERATIONS ADDRESS:
                                 P.O. BOX 64582
                         ST. PAUL, MINNESOTA 55164-0582
                        TELEPHONE NUMBER: 1-800-243-5433

          CASH SURRENDER VALUE PAYABLE ON THE SCHEDULED MATURITY DATE,
                      UNLESS EXTENDED BY ELECTION OF OWNER
                   DEATH PROCEEDS PAYABLE AT DEATH OF INSURED
                            ADJUSTABLE DEATH BENEFIT
                       PREMIUMS PAYABLE AS SHOWN ON PAGE 3
                                NON-PARTICIPATING




THE PORTIONS OF THE ACCOUNT VALUES PROVIDED BY THIS CONTRACT THAT ARE IN THE SUB-ACCOUNTS ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT. THEY ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THE AMOUNT OF THE DEATH BENEFIT MAY BE FIXED OR VARIABLE DEPENDING ON THE INVESTMENT EXPERIENCE OF THAT SEPARATE ACCOUNT. THE NO LAPSE GUARANTEE IS SUBJECT TO THE CONDITIONS DESCRIBED ON PAGE 15.




                              [THE HARTFORD LOGO]



                                FLEXIBLE PREMIUM
                    VARIABLE UNIVERSAL LIFE INSURANCE POLICY

                              [THE HARTFORD LOGO]
DEDUCTION AMOUNT
WAIVER RIDER

BENEFIT

If the Insured becomes totally disabled (as defined below) then:

a) if such disability began before the Policy Anniversary following the Insured's 60th birthday, we will waive each Deduction Amount falling due during such total disability. If such total disability continues without interruption until the Policy Anniversary following the Insured's 65th birthday, each Deduction Amount falling due thereafter will be waived even if the Insured recovers from total disability.

b) if such disability began on or after the Policy Anniversary following the Insured's 60th birthday, and before the Policy Anniversary following the Insured's 65th birthday, we will waive each Deduction Amount falling due during such total disability and before the later of the Policy Anniversary following the Insured's 65th birthday or two years after the date such disability began.

DEDUCTION AMOUNT

The monthly Deduction Amount is made up of:

a)   the Face Amount cost and expense charges for this policy; and

b)   the cost of additional benefits provided by rider.

Any Deduction Amount that becomes due before we are notified in writing of a claim is payable. When we receive proof satisfactory to us that the Insured is totally disabled, we will credit any Deduction Amounts which became due after total disability began and within one year before we received written notice of the claim to the Account Value.

DEFINITION OF
TOTAL DISABILITY

Total disability means a disability which:

a)   results from bodily injury or disease;

b)   begins while this policy and this rider are in force;

c)   has existed continuously for at least 6 months; and

d)   prevents the Insured from engaging in an occupation.

During the first 24 months of disability, occupation means the Insured's regular occupation. Thereafter, occupation means that for which the Insured is reasonably fitted by:

a)   education;

b)   training; or

c)   experience.

Total disability will be deemed to occur, even if the Insured engages in an occupation, upon the total and irrecoverable loss of:

a)   the entire sight of both eyes; or

b)   all use of both hands or of both feet; or

c)   one hand and one foot.

RISKS EXCLUDED

No Deduction Amount will be waived if disability results, directly or indirectly, wholly or partly, from:

a)   willfully and intentionally self-inflicted injury; or

b) service in the armed forces of any country or international authority at war, whether such war is declared or undeclared; or

c)   sickness or disease which predated the application for this rider.

NOTICE AND PROOF OF CLAIM

Before we waive any Deduction Amount, we must:

a) be notified in writing of the claim; and b) receive proof satisfactory to us that the Insured is totally disabled.

Such notice and proof must be received:

a)   while the Insured is alive and remains totally disabled; and

b)   not later than one year after this policy terminates.

An otherwise valid claim will not be denied if:

a) you show that notice and proof were given to us as soon as reasonably possible;

b) and such notice was given to us no later than one year after the Insured's recovery.

We may require proof of continuance of total disability at reasonable intervals during the two years following our approval of a claim. Thereafter, we will not require such proof more often than once a year.

As part of any proof, we may require that the Insured be examined by a physician of our choice.

If any required proof is not submitted, no further Deduction Amounts will be waived. Any Deduction Amounts due thereafter for this policy or rider will be deducted from the Account Value.

GENERAL
PROVISIONS

This rider is part of the policy to which it is attached. Except where this rider provides otherwise, it is subject to all conditions and limitations of such policy.

This rider is issued in consideration of an application and payment of the required cost of this rider. The Date of Issue of this rider is the same as the Policy Date unless a different date is shown on Page 3.

INCONTESTABILITY

We cannot contest this rider after it has been in force for 3 years from its Date of Issue:

a)   except for nonpayment of the required cost of this rider; and

b) unless the death or total disability of the Insured occurred during such 3 year period.

TERMINATION

To terminate this rider, notify us in writing. Termination will occur on the Monthly Anniversary Date next following the date we receive the request. Otherwise, this rider will continue until the earliest of the following:

a)   when this policy terminates; or

b)   on the Policy Anniversary following the Insured's 65th birthday.

Termination of this rider will not affect an otherwise valid claim arising from total disability which began before such termination.

Signed for HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

/S/ CHRISTINE HAYER REPASY                 /S/ THOMAS M. MARRA
------------------------------------       ------------------------------------
   Christine Hayer Repasy, SECRETARY       Thomas M. Marra, PRESIDENT

ACCIDENTAL DEATH
BENEFIT RIDER

                              [THE HARTFORD LOGO]

BENEFIT

We will pay the Accidental Death Benefit (shown on Page 3) upon receipt at Our National Service Center in Minneapolis, Minnesota of due proof that the accidental death of the Insured occurred while this policy and this rider were in force.

DEFINITIONS

The definitions in this section apply to the following words and phrases whenever and wherever they appear in this rider.

ACCIDENTAL DEATH means death which results, directly, and independently of all other causes, from accidental bodily injury and which occurs within 90 days after such injury. Except in the case of drowning or internal injuries revealed by autopsy, an accidental bodily injury must be evidenced by a visible contusion or wound on the exterior of the body.

MILITARY AIRCRAFT means any military or naval aircraft other than transport aircraft operated by the Military Airlift Command of the United States.

RISKS EXCLUDED

This rider does not cover death resulting directly or indirectly, wholly or partly, from any of the following:

(a)  intentionally self-inflicted injury or suicide, while sane or insane;

(b) bodily or mental infirmity, illness or disease or medical or surgical treatment therefore;

(c) any infection not occurring as a direct consequence of an accidental bodily injury;

(d)  any act or incident of insurrection or war, declared or undeclared;

(e) the Insured's participation in a riot or commission of an assault or felony;

(f) taking of drugs, sedatives, narcotics, barbiturates, amphetamines, or hallucinogens, unless prescribed for or administered to the Insured by a licensed physician;

(g) an accident caused by the Insured's intoxication while operating a motor vehicle;

(h) any poison or gas voluntarily or involuntarily taken or inhaled, except as a direct result of an occupational accident;

(i) travel or flight in or descent from any aircraft if the Insured is a pilot or member of the crew of such aircraft or if such aircraft is a military aircraft or is being operated for aviation training.

RIGHT TO AUTOPSY

We will have the right and opportunity to examine the Insured's body and to make an autopsy unless prohibited by law.

GENERAL
PROVISIONS

This rider is part of the policy to which it is attached. Except where this rider provides otherwise, it is subject to all conditions and limitations of such policy.

This rider is issued in consideration of the application (a copy of which is attached) and payment of the charges shown for this rider on Page 3. The Date of Issue of this rider is the same as that of the policy unless a different date is shown on Page 3. The Rider Date is the same as the Policy Date unless a different date is shown on Page 3.

TERMINATION

To terminate this rider, notify Us in writing. Otherwise, it will continue until the earliest of the following:

(a)  when this policy terminates; or

(b)  on the Policy Anniversary next following the Insured's 70th birthday.


Signed for HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

/S/ CHRISTINE HAYER REPASY                 /S/ THOMAS M. MARRA
------------------------------------       ------------------------------------
   Christine Hayer Repasy, SECRETARY       Thomas M. Marra, PRESIDENT

WAIVER OF SPECIFIED AMOUNT
DISABILITY BENEFIT RIDER

                              [THE HARTFORD LOGO]

BENEFIT

If the Insured becomes totally disabled (as defined below), then:

(a) if Total Disability began before the first Policy Anniversary after the Insured's 60th birthday, We will credit Your policy with a premium equal to the Specified Amount Disability Benefit (hereinafter referred to as "The Benefit") on the first Monthly Activity Date following Total Disability. After such time, The Benefit will continue to be credited on each Monthly Activity Date for as long as the Insured remains totally disabled. If Total Disability continues without interruption to the Insured's 65 birthday, The Benefit will continue to be credited to Your Policy on the same Monthly Activity Date for each year thereafter even if the Insured recovers from Total Disability.

(b) if Total Disability began on or after the first Policy Anniversary after the Insured's 60th birthday, and before the Policy Anniversary after the Insured's 65th birthday, We will credit Your policy with a premium equal to The Benefit on the first Monthly Activity Date following Total Disability. After such time, The Benefit will continue to be credited to Your Policy on each Monthly Activity Date thereafter, but not beyond the later of:

     (i)  the Policy Anniversary after the Insured's 65th birthday; or

     (ii) two years after the date such Total Disability began.

We will refund any portion of The Benefit which would cause the Policy to fail to meet the definition of a life insurance contract in accordance with the Internal Revenue Code. Such refund and interest thereon will be made within 60 days after the end of a Policy Year.

The Benefit is shown in the Additional Benefits and Riders section of the Policy Specifications.

RIDER CHARGES

The first year monthly charge for this rider is shown in the Additional Benefits and Riders section of the Policy Specifications. The monthly charges for subsequent Policy Years will be based on rates that will not exceed those in the Waiver of Specified Amount Disability Table of Monthly Maximum Rates shown on the Rider Specification Page. The charges for this rider will automatically be deducted on each Monthly Activity Date from the Account Value as part of the Monthly Deduction Amount. It will continue to be deducted from the Account Value during Total Disability until this rider terminates.

DEFINITION OF
TOTAL DISABILITY

Total disability means a disability which:

(a)  results from bodily injury or disease;

(b)  begins while the Policy and this rider are in force;

(c)  the Policy and this rider are in force at the end of that 6 month period;

(d)  has existed continuously for at least 6 months; and

(e)  prevents the Insured from engaging in an occupation.

DEFINITION OF
TOTAL DISABILITY
(continued)

During the first 24 months of disability, occupation means the Insured's regular occupation. Thereafter, occupation means that for which the Insured is reasonably fitted by:

(a)  education;

(b)  training; or

(c)  experience.

Total disability will be deemed to occur, even if the Insured engages in an occupation, upon the total and irrecoverable loss of:

(a)  the entire sight of both eyes; or

(b)  all use of both hands or of both feet; or

(c)  one hand and one foot.


RISKS EXCLUDED

The Benefit will not be credited to the Policy if disability results, directly or indirectly, wholly or partly, from:

(a)  willfully and intentionally self-inflicted injury; or

(b) service in the armed forces of any country or international authority at war, whether such war is declared or undeclared; or

(c)  sickness or disease which predated the application for this rider.

NOTICE AND
PROOF OF CLAIM

Before The Benefit is credited to the Policy, We must:

(a)  be notified In Writing of the claim; and

(b)  receive proof satisfactory to Us that the Insured is totally disabled.

Such notice and proof must be received:

(a)  while the Insured is alive and remains totally disabled; and

(b)  not later than one year after this rider has terminated.

An otherwise valid claim will not be denied if:

(a) You show that notice and proof were given to Us as soon as reasonably possible; and

(b) such notice was given to Us no later than one year after the Insured's recovery.

We may require proof of continuance of Total Disability at reasonable intervals during the two years following Our approval of a claim. Thereafter, We will not require such proof more often than once a year.

As part of any proof, We may require that the Insured be examined by a physician of Our choice.

If any required proof is not submitted, The Benefit will no longer be credited to the Policy.

GENERAL
PROVISIONS

This rider is part of the Policy to which it is attached. Except where this rider provides otherwise, it is subject to all conditions and limitations of such policy.

This rider is issued in consideration of the application (a copy of which is attached) and payment of the required cost shown for this rider. The Date of Issue of this rider is shown in the Additional Benefits and Riders section of the Policy Specifications.

INCONTESTABILITY

We cannot contest this rider after it has been in force for 2 years from its Date of Issue;

(a)  except for nonpayment of the required cost of this rider; and

(b) unless the death or Total Disability of the Insured occurred during such 2 year period.

TERMINATION

To terminate this rider, notify Us In Writing. Otherwise, it will continue until the earliest of the following:

(a)  when the Policy matures or terminates;

(b) the Rider Termination Date shown in the Additional Benefits and Riders section of the Policy Specifications; or

(c) when this rider explicitly terminates pursuant to a provision in the Policy.

As long as the Policy is in force, termination of this rider will not affect an otherwise valid claim arising from Total Disability which began before such termination.

Signed for the HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

/S/ CHRISTINE HAYER REPASY                 /S/ THOMAS M. MARRA
------------------------------------       ------------------------------------
   Christine Hayer Repasy, SECRETARY       Thomas M. Marra, PRESIDENT

                              [THE HARTFORD LOGO]

CHILD INSURANCE
RIDER

This Rider is part of the Policy to which it is attached. Except where this Rider provides otherwise, it is subject to all conditions and limitations of such Policy.

We will pay the Death Benefit according to the terms of this Rider when We receive, In Writing, Due Proof of Death of an Insured Child.

The death benefit payable under this Rider appears in the Additional Benefits and Riders section of the Policy Specifications.


INSURED CHILD

Insured Child means a natural, adopted or step-child of the Primary Insured who is more than 16 days old but has not yet reached his/her 25th birthday. A child becomes an Insured Child by:

1. Being named in the application for this Rider, and has not yet reached his/her 14th birthday on the date of the application; or

2. Being born to, or acquired by, and in the custody of, the Primary Insured while this Policy and this Rider are in force. An adopted or step-child must have been acquired prior to his/her 14th birthday.


BENEFIT
PAYMENTS

Beneficiaries will be as named in the application. The Policy Owner has the right to change beneficiaries.

If no beneficiary has been named, benefits upon death of an Insured Child will be paid to the Policy Owner, if living, otherwise to the Primary Insured, if living; otherwise to the spouse of the Primary insured, if living. If none are living, then to the estate of the Insured Child.


CONVERSION
PRIVILEGE ON
TERMINATION OR
MARRIAGE

When insurance is terminated, as provided on the reverse side, We will allow conversion to an individual policy on the life of the Insured Child. We will also allow conversion within 60 days following the marriage of an Insured Child. Evidence of insurability will not be required unless additional benefits are requested with the new policy.

Conversion may be to any plan We are then offering, subject to Our issue rules at that time. The face amount must be at least $25,000 but not more than five times the amount of insurance terminated. Premiums will be those for the age last birthday on the date of conversion for the plan chosen.

If termination is due to age of Insured Child or Primary Insured, We must have application and payment of the first premium at least 60 days prior to the event. We may require proof of age.

For conversion due to marriage, We must have application and payment of the first premium within 60 days after the marriage. We may require proof of marriage.

An Insured Child's insurance provided by this Rider will terminate on the Policy Date of the new policy. Insurance on other Insured Children will not be affected.

Additional Benefit Provisions may be attached to the new policy only with Our consent.

The Incontestable Provision of the new policy will be computed from the date of this Policy. All other provisions of the new policy will apply as they appear in the Policy.

An Insured Child who has been issued an individual policy of life insurance under this Conversion Privilege may never again be insured by this Rider.

CONTINUATION OF
COVERAGE

Upon the death of the Primary Insured while this Rider is in force the benefits of this Rider will continue with no further payment of premiums. A cash value will be created. You may request a statement of the amount.


OWNERSHIP

The Owner of this Rider shall be the Policy Owner, if living. Upon the death of the Policy Owner, the Primary Insured shall be owner, if living; otherwise the spouse of the Primary Insured. If none are living, each surviving child shall own the insurance on his or her own life. Other arrangements for ownership may be made with Our consent.


TERMINATION OF INSURED CHILD STATUS

Insurance on an Insured Child will terminate on the earliest of:

1.   The Insured Child's 25th birthday.

2.   The Policy Anniversary Date nearest age 65 of the Policy Insured.

3.   Sixty days following marriage of the Insured Child.


REINSTATEMENT

If this policy and rider terminate as provided under Grace Period, this rider may be reinstated within five years after the date of termination, provided:

a)   the policy is reinstated; and

b)   evidence of insurability satisfactory to us is furnished; and,

c) premium sufficient to maintain this policy and rider in force for two months is paid.

If we are not satisfied with the evidence of insurability furnished as to any child, we may, upon reinstating this rider, exclude such child from coverage by endorsement. If this rider is reinstated, no benefits will be payable as a result of death of any child if such death occurred after the end of the grace period and before the date of reinstatement.

INCONTESTABILITY

After this rider has been in force for two years from its Date of Issue, we cannot contest it, except for nonpayment of the required cost of coverage on any Insured Child unless such child died within such two year period.

SUICIDE

If, within two years from the Date of Issue of this rider, the Insured or any Insured Child dies by suicide, while sane or insane, our liability under this rider will be limited to the total cost of this rider.

TERMINATION OF
THIS RIDER

This Rider, and the premium for it, will terminate on the earliest of:

1.   Termination of this Policy.

2.   Nonpayment of premium when due, or within the Grace Period.

3.   Your written request to terminate.

4.   The Policy Anniversary Date nearest the Primary Insured's age 65.

5.   When no child remains eligible for Insured Child status.

We should be advised, In Writing, when there is no longer a child eligible as an Insured Child. If We accept a premium for a period when there would be no insurance, Our only obligation will be to refund that premium.

Signed for HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

/S/ CHRISTINE HAYER REPASY                 /S/ THOMAS M. MARRA
------------------------------------       ------------------------------------
   Christine Hayer Repasy, SECRETARY       Thomas M. Marra, PRESIDENT

                              [THE HARTFORD LOGO]

COST OF LIVING
ADJUSTMENT RIDER

This Rider will be a part of the Policy to which it is attached, and except as noted below, it is subject to all conditions and limitations of such Policy. The Date of Issue and Policy Date applicable to this Rider are the same as those of the Policy.

DEFINITIONS

CPI: The United States City Average Consumer Price Index for all Urban Consumers for all items.

INCREASE DATE: The date on which a cost of living amount is effective.

INCREASE AMOUNT: The amount of the cost of living increase provided by this Rider.

FACE AMOUNT: The base plan amount of insurance for the Policy as shown on the most recent Policy Specifications page of Your Policy.

BENEFIT

On every second anniversary of this Rider, while this Rider is in effect, We will increase Your Face Amount without requiring evidence of insurability. The increase amount will be based on the CPI and will be made within the limits described below. Such increases will be treated like any other increases in determining charges, No Lapse Guarantee premiums and Death Benefit Guarantee premiums, if applicable.

CALCULATION OF
INCREASE AMOUNT

We will calculate the increase as follows:

(a)  the CPI six months before the Increase Date; divided by

(b)  the CPI 30 months before the Increase Date;

(c)  minus one;

(d)  multiplied by the current Face Amount of the Policy.

The minimum and maximum amounts for any one increase are shown on the Policy Specifications page. We may change these amounts, for future increases, at any time.

CHANGE IN OR
DISCONTINUANCE
OF THE CPI

We will substitute what We believe is an appropriate index for the CPI if:

(a) the composition of, base of, or method of calculation of the CPI changes in such a way that We consider its use inappropriate for calculating the Increase Amount; or

(b)  the publication of the CPI is delayed or discontinued.

ACCEPTING OR
REJECTING AN
INCREASE AMOUNT

A notice will be mailed to You before the Increase Date, advising You of the Increase Amount, and the additional charge for the Increase Amount. If You do not want to accept the Increase Amount, We must receive Your written rejection within 30 days after the date of Our notice. If You reject the increase, this Rider will be terminated according to the Termination provision appearing below. If You do not reject the increase, We will increase the Face Amount by the amounts shown on the notice. We will send You a new Policy Specifications page.

TERMINATION

To terminate this Rider, notify Us In Writing. Otherwise, it will continue until the earliest of the following:

(a)  the first Policy Anniversary on or after the Insured's 66th birthday;

(b)  the date the Policy is surrendered, lapsed or terminated;

(c)  the date the Face Amount of the Policy is decreased;

(d)  Your rejection of an automatic Increase Amount;

(e)  The date We receive Your written request to cancel this Rider;

(f)  The date of the Insured's death;

(g) When you begin receiving benefits under either the Deduction Amount Waiver Rider or the Waiver of Specified Amount Disability Benefit Rider;

(h) it is terminated by any Policy provision or additional benefit rider provision.

REINSTATEMENT

If this Rider terminates under (b) above, it may be reinstated if the Policy is reinstated at a standard or preferred risk class. If this Rider is terminated under (c), (d), or (e) above, reinstatement will be subject to evidence of insurability satisfactory to Us.

If this Rider is reinstated during the 90 day period before an Increase Date, then the first Increase Amount will be available two years from that Increase Date.

INCONTESTABILITY

This Rider will have its own two year contestable period. The contestable period will begin on the later of the effective date of this Rider or the date this Rider is reinstated.

SUICIDE

If the Insured commits suicide while sane or insane, within two years of the effective date of the Rider or from the reinstatement, We will not pay the proceeds for any increase amount made since the effective date of this Rider or the date the Rider is reinstated.

Signed for HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

/S/ CHRISTINE HAYER REPASY                 /S/ THOMAS M. MARRA
------------------------------------       ------------------------------------
   Christine Hayer Repasy, SECRETARY       Thomas M. Marra, PRESIDENT

                              [THE HARTFORD LOGO]

TERM INSURANCE RIDER

BENEFIT

We will pay the Term Insurance Amount upon receipt at Our Individual Life Operations at Woodbury, Minnesota, of Due Proof of Death of the Designated Insured while the Policy and this Rider were in force. Unless You tell Us otherwise In Writing, We will pay the benefit to the Owner.

DEFINITIONS

The definitions in this section apply to the following words and phrases whenever and wherever they appear in this Rider.

DESIGNATED INSURED means the person shown in the Additional Benefits and Riders section of the Policy Specifications.

TERM INSURANCE AMOUNT means the amount shown in the Additional Benefits and Riders section of the Policy Specifications.

RIDER ANNIVERSARY means an anniversary of the Rider Effective Date. Similarly, Rider Years are measured from the Rider Effective Date.

TERMINATION DATE means the date so shown for this Rider in the Additional Benefits and Riders section of the Policy Specifications.

RIDER CHARGE

The charge for this Rider is the sum of:

(a)  the Term Insurance charge; and,

(b) in the first Rider Year, the Issue Charge shown in the Additional Benefits and Riders section of the Policy Specifications, if applicable.


The monthly Term Insurance charge for any rider year is equal to:

(a)  the rate per $1,000 of Term Insurance Amount; multiplied by

(b)  the Term Insurance Amount; divided by

(c)  $1,000.

The rate per $1,000 of Term Insurance Amount for this Rider is based on the then current Rider Year as well as the initial Term Insurance Amount, sex, attained age and insurance class of the Designated Insured. Attained age means age last birthday of the Designated Insured on the Rider Anniversary.

The rate per $1,000 of Term Insurance Amount will be determined by Us based on Our expectations as to future experience of such factors as mortality, expenses, interest, persistency and taxes. Any change We make will be on a uniform basis for Insureds of the same Issue Age, sex, insurance class, initial Term Insurance Amount, and whose coverage has been in force the same length of time. No change in insurance class or cost will occur on account of deterioration of the Designated Insured's health.

RIDER CHARGE
(CONTINUED)

The rates used per $1,000 of Term Insurance Amount will not exceed those in the Term Insurance Table of Monthly Maximum Rates, shown on the Rider Specifications Page.

DECREASE

At any time after the first Rider Anniversary, You may request a decrease in the Term Insurance Amount by notifying Us In Writing.

A decrease in the Term Insurance Amount will be effective on the Monthly Activity Date following the date We receive the request. The remaining Term Insurance Amount must not be less than Our minimum rules then in effect.

CONVERSION

PRIOR TO DEATH OF INSURED

During the first nine Rider Years or prior to the Designated Insured's attained age 71, whichever is earlier and while this Policy and this Rider are in force, the Term Insurance Amount of this Rider may be converted to a permanent plan of insurance without evidence of insurability. The amount of insurance under the new policy may not exceed the Term Insurance Amount of this Rider.

The new policy may be any plan of insurance, except term insurance, which We make available. The Policy Date of the new policy will be the date of conversion. The premium rates for the new policy will be those in effect on its Policy Date based on the plan and amount of insurance and the Designated Insured's sex, attained age and insurance class. The Designated Insured's insurance class under the new policy will be based upon the same evidence of insurability used to determine the insurance class applied to this Rider.

Any benefits provided by rider may be included in the new policy only with Our consent.

If the Designated Insured on this Rider is the same person as the person insured on the base Policy, at any time this Rider and this Policy are in force, the Term Insurance Amount on this Rider may be converted to coverage under the base Policy without evidence of insurability. The cost of insurance for the converted amount will be those in effect on the base Policy on the conversion date.

Conversion can be accomplished by written request to Us from the Owner. Once the conversion has taken place, coverage under this Rider will cease.

UPON DEATH OF INSURED

If the Designated Insured covered by this Rider is other than the Insured covered by the base Policy and if the Insured dies while this Policy and Rider are in force, the Term Insurance Amount of this Rider may be converted to a permanent plan of insurance without evidence of insurability. The amount of insurance under the new policy may not exceed the Term Insurance Amount of this Rider.

CONVERSION
(CONTINUED)

The new policy may be any plan of insurance, except term insurance, which We make available. The Policy Date of the new policy will be the date of the Insured's death. Premiums for the new policy will be payable from its Policy Date and will be based on the rates in effect on such Policy Date for the plan and amount of insurance under the new policy and the Designated Insured's sex, attained age and insurance class. The Designated Insured's insurance class under the new policy will be based upon the same evidence of insurability used to determine the insurance class applied to this Rider.

Conversion can be accomplished by written request to Us from the Owner. Once the conversion has taken place, coverage under this Rider will cease.

The first premium for the new policy must be paid within 90 days after the date of the Insured's death. However, if the Designated Insured dies within 31 days of the Insured's death and the first premium has not been paid, We will pay the Term Insurance Amount, and We will deduct the amount of the unpaid premium from the amount otherwise due.

Any benefits provided by rider may be included in the new policy only with Our consent.

GENERAL PROVISIONS

This Rider is part of the Policy to which it is attached. Except where this Rider provides otherwise, it is subject to all conditions and limitations of such policy.

This Rider is issued in consideration of an application and payment of the required cost of this Rider. The Date of Issue of this Rider is shown in the Additional Benefits and Riders section of the Policy Specifications.

REINSTATEMENT

If this Rider terminates due to insufficient Account Value as provided under the Policy Grace Period, this Rider may be reinstated within five years after the date of termination, provided:

(a)  the Policy is inforce; and

(b)  evidence of insurability satisfactory to Us is furnished; and

(c) premium sufficient to maintain the Policy and this Rider in force for three months is paid.

INCONTESTABILITY

We cannot contest this Rider after it has been in force, during the lifetime of the Designated Insured, for two years from its Date of Issue, except for nonpayment of the required cost of this Rider.

SUICIDE

If, within two years from the Date of Issue of this Rider, the Designated Insured dies by suicide, while sane or insane, Our liability under this Rider will be limited to the total cost of this Rider.

AGE AND SEX

If the age and/or sex of the Designated Insured is incorrectly stated, We will adjust all benefits under this Rider to the amount that would have been provided at the correct age and sex based on the last Rider Charge.

TERMINATION

To terminate this Rider, notify Us In Writing. Termination will occur on the first Monthly Activity Day after the date We receive the notification. Otherwise, it will continue to the earliest of the following:

(a)  the Term Insurance Termination Date; or

(b)  when the Policy terminates; or

(c)  when this Rider is converted; or

(d)  at the death of the Designated Insured; or

(e) when this Rider explicitly terminates pursuant to a provision in the Policy.

Signed for the HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

/S/ CHRISTINE HAYER REPASY                 /S/ THOMAS M. MARRA
------------------------------------       ------------------------------------
   Christine Hayer Repasy, SECRETARY       Thomas M. Marra, PRESIDENT

                              [THE HARTFORD LOGO]

TERM INSURANCE RIDER

BENEFIT

We will pay the Term Insurance Amount upon receipt at Our Individual Life Operations in Woodbury, Minnesota, of Due Proof of Death of the Designated Insured while the Policy and this Rider were in force. Unless You tell Us otherwise In Writing, We will pay the benefit to the Owner.

DEFINITIONS

The definitions in this section apply to the following words and phrases whenever and wherever they appear in this Rider.

DESIGNATED INSURED means the person shown in the Additional Benefits and Riders section of the Policy Specifications.

TERM INSURANCE AMOUNT means the amount shown in the Additional Benefits and Riders section of the Policy Specifications.

RIDER ANNIVERSARY means an anniversary of the Rider Effective Date. Similarly, Rider Years are measured from the Rider Effective Date.

TERMINATION DATE means the date so shown for this Rider in the Additional Benefits and Riders section of the Policy Specifications.

RIDER CHARGE

The charge for this Rider is the sum of:

(a)  the Term Insurance charge; and,

(b) in the first Rider Year, the Issue Charge shown in the Additional Benefits and Riders section of the Policy Specifications, if applicable.


The monthly Term Insurance charge for any rider year is equal to:

(a)  the rate per $1,000 of Term Insurance Amount; multiplied by

(b)  the Term Insurance Amount; divided by

(c)  $1,000.

The rate per $1,000 of Term Insurance Amount for this Rider is based on the then current Rider Year as well as the initial Term Insurance Amount, attained age and insurance class of the Designated Insured. Attained age means age last birthday of the Designated Insured on the Rider Anniversary.

The rate per $1,000 of Term Insurance Amount will be determined by Us based on Our expectations as to future experience of such factors as mortality, expenses, interest, persistency and taxes. Any change We make will be on a uniform basis for Insureds of the same Issue Age, insurance class, initial Term Insurance Amount, and whose coverage has been in force the same length of time. No change in insurance class or cost will occur on account of deterioration of the Designated Insured's health.

RIDER CHARGE
(CONTINUED)

The rates used per $1,000 of Term Insurance Amount will not exceed those in the Term Insurance Table of Monthly Maximum Rates, shown on the Rider Specifications Page.

DECREASE

At any time after the first Rider Anniversary, You may request a decrease in the Term Insurance Amount by notifying Us In Writing.

A decrease in the Term Insurance Amount will be effective on the Monthly Activity Date following the date We receive the request. The remaining Term Insurance Amount must not be less than Our minimum rules then in effect.

CONVERSION

PRIOR TO DEATH OF INSURED

During the first nine Rider Years or prior to the Designated Insured's attained age 71, whichever is earlier and while this Policy and this Rider are in force, the Term Insurance Amount of this Rider may be converted to a permanent plan of insurance without evidence of insurability. The amount of insurance under the new policy may not exceed the Term Insurance Amount of this Rider.

The new policy may be any plan of insurance, except term insurance, which We make available. The Policy Date of the new policy will be the date of conversion. The premium rates for the new policy will be those in effect on its Policy Date based on the plan and amount of insurance and the Designated Insured's attained age and insurance class. The Designated Insured's insurance class under the new policy will be based upon the same evidence of insurability used to determine the insurance class applied to this Rider.

Any benefits provided by rider may be included in the new policy only with Our consent.

If the Designated Insured on this Rider is the same person as the person insured on the base Policy, at any time this Rider and this Policy are in force, the Term Insurance Amount on this Rider may be converted to coverage under the base Policy without evidence of insurability. The cost of insurance for the converted amount will be those in effect on the base Policy on the conversion date.

Conversion can be accomplished by written request to Us from the Owner. Once the conversion has taken place, coverage under this Rider will cease.

UPON DEATH OF INSURED

If the Designated Insured covered by this Rider is other than the Insured covered by the base Policy and If the Insured dies while this Policy and Rider are in force, the Term Insurance Amount of this Rider may be converted to a permanent plan of insurance without evidence of insurability. The amount of insurance under the new policy may not exceed the Term Insurance Amount of this Rider.

CONVERSION
(CONTINUED)

The new policy may be any plan of insurance, except term insurance, which We make available. The Policy Date of the new policy will be the date of the Insured's death. Premiums for the new policy will be payable from its Policy Date and will be based on the rates in effect on such Policy Date for the plan and amount of insurance under the new policy and the Designated Insured's attained age and insurance class. The Designated Insured's insurance class under the new policy will be based upon the same evidence of insurability used to determine the insurance class applied to this Rider.

Conversion can be accomplished by written request to Us from the Owner. Once the conversion has taken place, coverage under this Rider will cease.

The first premium for the new policy must be paid within 90 days after the date of the Insured's death. However, if the Designated Insured dies within 31 days of the Insured's death and the first premium has not been paid, We will pay the Term Insurance Amount, and We will deduct the amount of the unpaid premium from the amount otherwise due.

Any benefits provided by rider may be included in the new policy only with Our consent.

GENERAL PROVISIONS

This Rider is part of the Policy to which it is attached. Except where this Rider provides otherwise, it is subject to all conditions and limitations of such Policy.

This Rider is issued in consideration of an application and payment of the required cost of this Rider. The Date of Issue of this Rider is shown in the Additional Benefits and Riders section of the Policy Specifications.

REINSTATEMENT

If this Rider terminates due to insufficient Account Value as provided under the Policy Grace Period, this Rider may be reinstated within 5 years after the date of termination, provided:

(a)  the Policy is inforce; and

(b)  evidence of insurability satisfactory to Us is furnished; and

(c) premium sufficient to maintain the Policy and this Rider in force for three months is paid.

INCONTESTABILITY

We cannot contest this Rider after it has been in force, during the lifetime of the Designated Insured, for 2 years from its Date of Issue, except for nonpayment of the required cost of this Rider.

SUICIDE

If, within 2 years from the Date of Issue of this Rider, the Designated Insured dies by suicide, while sane or insane, Our liability under this Rider will be limited to the total cost of this Rider.

AGE

If the age of the Designated Insured is incorrectly stated, We will adjust all benefits under this Rider to the amount that would have been provided at the correct age based on the last Rider Charge.

TERMINATION

To terminate this Rider, notify Us In Writing. Termination will occur on the first Monthly Activity Day after the date We receive the notification. Otherwise, it will continue to the earliest of the following:

(a)  the Term Insurance Termination Date; or

(b)  when the Policy terminates; or

(c)  when this Rider is converted; or

(d)  at the death of the Designated Insured; or

(e) when this Rider explicitly terminates pursuant to a provision in the Policy.


Signed for the HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

/S/ CHRISTINE HAYER REPASY                 /S/ THOMAS M. MARRA
------------------------------------       ------------------------------------
   Christine Hayer Repasy, SECRETARY       Thomas M. Marra, PRESIDENT